Exhibit 10(l)

FORM OF PERFORMANCE SHARE AWARD AGREEMENT
(EXECUTIVE OFFICER)

THIS AGREEMENT, made and entered into as of the Award Date by and between DeVry Inc., a Delaware corporation (“DeVry”), and the Participant.

WHEREAS, DeVry maintains the DeVry Inc. Incentive Plan of 2005 (the “Plan”); and

WHEREAS, the Participant is an officer of DeVry or one of its subsidiaries who is subject to Section 16 of the Securities and Exchange Act of 1934 and has been selected by the Compensation Committee of DeVry’s Board of Directors (the “Committee”) to receive an award of Restricted Stock Units (this award is referred to as "Performance Shares" in this Agreement because it represents the Participant`s ability to receive actual shares of common stock of DeVry (“Common Stock”) as described in this Agreement).

NOW, THEREFORE, DeVry and the Participant hereby agree as follows:

1.                  Agreement.  This Agreement evidences the award to the Participant of the number of Performance Shares set forth above relating to the Common Stock.  Each Performance Share represents the right to receive a share of Common Stock following the end of the three-year Performance Period, as described in this Agreement.  The Agreement and the Performance Share award shall be subject to the following terms and conditions and the provisions of the Plan, including the Long-Term Incentive Program (“LTIP”) adopted by the Committee, which are hereby incorporated by reference.  A copy of the Plan and the LTIP may be obtained by the Participant from the office of the Secretary of DeVry.

2.                  Performance Account.  DeVry shall maintain an account (the “Account”) on its books in the name of the Participant which shall reflect the number of Performance Shares awarded to the Participant and the number of Performance Shares in which the Participant becomes vested.

3.                  Vesting.

(a)                Except as described in this Section 3 and in Section 5, the Participant shall become vested in a portion of his or her Performance Shares at the end of the Performance Period, as described in Exhibit I to this Agreement, provided that he or she remains in continuous employment with DeVry or an affiliate until the date the Committee certifies as to the achievement of the performance goals for a Performance Period (the “Certification Date”).

(b)               If the Participant’s employment with DeVry and all affiliates terminates prior to the Certification Date due to death, disability or retirement, the Performance Shares shall remain outstanding and shall continue to vest during the Performance Period as if the Participant’s employment had not terminated, and the vested shares shall be settled as described in Section 4 of this Agreement.  For this purpose:

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(i)                 “disability” means the Participant’s being determined to be disabled under DeVry’s long-term disability plan as in effect from time to time, regardless of whether the Participant is an actual participant in such plan (if the Participant is a participant in such plan, the determination of disability shall be made by the party responsible for making such determination under the plan, and if the Participant is not a participant in such plan, the determination of disability shall be made by the Committee in its sole discretion);

(ii)               “retirement” means the Participant’s termination without cause on or after the date on which the Participant has attained age 55 and the sum of his or her age and service equals or exceeds 65 (with age and service determined in fully completed years);

(iii)             “service” means the Participant’s period of employment with DeVry and all affiliates (including any predecessor company or business acquired by DeVry or any affiliate, provided the Participant was immediately employed by DeVry or any affiliate); and

(iv)             “cause” means the Participant’s termination of employment due to unsatisfactory performance or conduct detrimental to DeVry or its affiliates, as determined solely by DeVry.

(c)                If the Participant’s employment with DeVry and all affiliates terminates during the Performance Period or prior to the Certification Date due to mutual agreement, the Performance Shares shall remain outstanding and shall continue to vest during the Performance Period as if the Participant’s employment had not terminated for one year following the date the Participant’s employment terminates and vested Performance Shares shall be settled pursuant to Section 4 despite the Participant’s termination before the Certification Date.  For this purpose, “mutual agreement” means a written agreement between DeVry and the Participant that the Participant’s employment with DeVry and all affiliates will be voluntarily terminated; provided that such agreement must be executed by the Participant within 21 days after written notice is given by either party of the impending termination, and if no such agreement is executed by the Participant within such 21-day period, no mutual agreement shall be deemed to exist.

(d)               Any Participant whose employment terminates due to retirement as described in Section 3(b) or mutual agreement as described in Section 3(c) must execute and deliver to DeVry an agreement, in a form prescribed by DeVry, and in accordance with procedures established by DeVry, that he or she will not compete with, or solicit employees of, DeVry and its affiliates from the date of retirement or termination until the Certification Date, and that he or she releases all claims against DeVry and its affiliates.  If the Participant fails to execute such agreement, or if the agreement is revoked by the Participant, the Performance Share award shall be immediately forfeited to DeVry.

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(e)                If the Participant’s employment with DeVry and all affiliates terminates prior to the Certification Date for any reason other than death, disability, retirement or mutual agreement, the Participant’s entire Performance Share award, including any previously vested portion, shall be forfeited to DeVry on the date of the Participant’s termination.

(f)                For purposes of this Agreement, the term “affiliate” means each entity with whom DeVry would be considered a single employer under Sections 414(b) and 414(c) of the Code, substituting “at least 50%” instead of “at least 80%” in making such determination.

(g)               If  the Committee determines, in its sole discretion, that there is an Excess Award, the Excess Award shall be satisfied:

(i)                 From any portion of the Award that has not yet been settled, by (A) forfeiting unvested Performance Shares, then (B) to the extent necessary, forfeiting vested Performance Shares not yet settled.

(ii)               To the extent necessary with respect to the portion of the Award that has been settled, by (A) the Participant returning the Shares issued under this Award, (B) forfeiting all or any portion of the Participant’s other Awards, (C) in the Committee’s sole discretion, entering into an agreement with the Participant for the repayment of all or any portion of an Excess Award, (D) to the extent permitted by law, offsetting any portion of an Excess Award against any other amounts owed to the Participant by DeVry or any affiliate, (E) in the Committee’s sole discretion, pursuing legal action against the Participant to secure repayment of the Excess Award, and/or (F) any other method of recoupment the Committee determines is appropriate.

(h)               For purposes of this Agreement:

(i)                 “Excess Award” shall mean all or any portion of this Award that the Committee determines, in its sole discretion, was granted, vested and/or settled based on the financial results that subsequently become Restated Financials.

(ii)               “Restated Financials” shall mean any applicable financial results of DeVry and/or one or more of its affiliates that are subsequently restated due to conduct by the Participant that the independent directors of the Board of Directors or a committee of such board determine, in their sole discretion, was knowing, intentionally fraudulent or illegal.

(i)                 The foregoing provisions of this Section 3 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Participant and DeVry, and the provisions in such employment security agreement or severance agreement concerning vesting of a Performance Share award shall supersede any inconsistent or contrary provision of this Section 3.

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4.                  Settlement of Award.  Following the Certification Date, DeVry shall distribute to the Participant, or his or her personal representative, beneficiary or estate, as applicable, a number of shares of Common Stock equal to the number of Performance Shares that have vested and have not been forfeited in accordance with Section 3.  Such shares shall be delivered within 30 days following the Certification Date.

5.                  Change in Control.  In the event of a Change in Control of DeVry (as defined in the Plan), the Participant shall become immediately vested in his or her Performance Shares award at target levels, and the Committee shall have the sole discretion to take appropriate actions with respect to the Performance Shares award, including (a) to cause such Performance Shares award to be settled in shares of Common Stock, which shares shall be subject to the terms of the Change in Control event in the same manner as the other shares of outstanding Common Stock, (b) to provide for the mandatory purchase of the Performance Share award for an amount of cash equal to the then fair market value of the Common Stock, multiplied by the number of shares subject to the Performance Share award (assuming achievement of performance goals at target levels) or (c) to cause the Performance Share award then outstanding to be assumed by the acquiring or surviving entity after such Change in Control.

6.                  Withholding Taxes.  The Participant shall pay to DeVry an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements arising in connection with the settlement of the Performance Share award prior to the delivery of any shares of Common Stock subject to such Performance Share award.  Payment of such taxes may be made by one or more of the following methods:  (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted irrevocable instructions to deliver the amount of withholding tax to DeVry from the proceeds of the sale of shares subject to the Performance Share award, (c) by directing DeVry to withhold a number of shares otherwise issuable pursuant to the Performance Share award with a fair market value equal to the tax required to be withheld, or (d) by delivery (including attestation) to DeVry of other Common Stock owned by the Participant that is acceptable to DeVry, valued at its fair market value on the date of payment.

7.                  Rights as Stockholder.  The Participant shall not be entitled to any of the rights of a stockholder of DeVry with respect to the Performance Share award, including the right to vote and to receive dividends and other distributions, until and to the extent the Performance Share award is settled in shares of Common Stock.

8.                  Share Delivery.  Delivery of any shares in connection with settlement of the Performance Share award will be by book-entry credit to an account in the Participant’s name established by DeVry with DeVry’s transfer agent, or upon written request from the Participant (or his or her personal representative, beneficiary or estate, as the case may be), in certificates in the name of the Participant (or his or her personal representative, beneficiary or estate).

9.                  Award Not Transferable.  The Performance Share award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order.  The Performance Share award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind.  Any attempted assignment, transfer, pledge, or encumbrance of the Performance Share award, other than in accordance with its terms, shall be void and of no effect.

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10.              Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries to whom distribution of the shares of Common Stock subject to the vested portion of the Performance Share award is to be made, in the event of his or her death.  Each such designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee during his or her lifetime.  In the absence of any such designation, or if all beneficiaries predecease the Participant, then the Participant’s beneficiary shall be his or her estate.

11.              Administration.  The Performance Share award shall be administered in accordance with the LTIP and with such regulations as the Committee shall from time to time adopt.

12.              Governing Law.  This Agreement, and the Performance Share award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

13.              Acceptance of Agreement by Participant.  The Participant’s receipt of the Performance Share is conditioned upon the acceptance of this Agreement by the Participant no later than 60 days after the Award Date set forth above or, if later, 30 days after the Participant receives this Agreement. Upon execution of the Agreement, the Participant and DeVry signify their agreement with the terms and conditions of this Agreement.

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